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February 18, 2004




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated February 18, 2004, of Megadata Corporation and are in agreement with the statements contained in the paragraphs
(a), (iii) and (iv) on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                     /s/ Ernst & Young LLP



























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